                                                                    EXHIBIT 3.27

                            CERTIFICATE OF FORMATION
                                       OF
                         ONDEO NALCO GLOBAL HOLDINGS LLC

1.   The name of the limited liability company is ONDEO Nalco Global Holdings
     LLC.

2.   The address of the registered office in the State of Delaware is 1209
     Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of ONDEO Nalco Global Holdings LLC this 18th day of October, 2001.

                                    /s/ Howard L. Rosenberg
                                    -----------------------------------
                                    Howard L. Rosenberg
                                    Authorized Person

                              CERTIFICATE OF MERGER
                                     MERGING
                             THE FLOX COMPANY, INC.
                                  WITH AND INTO
                         ONDEO NALCO GLOBAL HOLDINGS LLC

         Pursuant to Section 18-209 of the Delaware Limited Liability Company
Act (the "DLLCA"), ONDEO Nalco Global Holdings LLC, a Delaware limited liability company ("Nalco Global"), does hereby certify the following with respect to the merger (the "Merger") of The Flox Company, Inc., a Minnesota corporation
("Flox"), with and into Nalco Global:

1.   The name and state of organization of each of the constituent entities to the Merger is as follows:

      Name                                   State of Organization
      ----                                   ---------------------

      The Flox Company, Inc.                 Minnesota
      ONDEO Nalco Global Holdings LLC        Delaware

2.   An Agreement and Plan of Merger, dated as of October 22, 2001 (the "Merger
     Agreement"), by and between Nalco Global and Flox, has been approved and executed by each of the constituent entities.

3.   The name of the surviving entity is ONDEO Nalco Global Holdings LLC, a
     Delaware limited liability company.

4.   The certificate of formation of ONDEO Nalco Global Holdings LLC, a Delaware limited liability company, which is the surviving limited liability company in the Merger, shall be the certificate of formation of the surviving limited liability company.

5.   The executed Merger Agreement is on file at the principal place of business of the surviving limited liability company, the address of which is ONDEO
     Nalco Center, Naperville, Illinois 60563.

6.   A copy of the Merger Agreement will be furnished by the surviving limited liability company, on request and without cost, to any shareholder of Flox and any member of Nalco Global.

                                      -2-

     IN WITNESS WHEREOF, ONDEO Nalco Global Holdings LLC has caused this
Certificate of Merger to be executed this 22(nd) day of October 2001.

                                     ONDEO NALCO GLOBAL HOLDINGS LLC

                                     By: /s/ J. Michael Newton
                                     --------------------------------
                                     Name:  J. Michael Newton
                                     Title: Manager

                                      -3-

                            CERTIFICATE OF AMENDMENT
                                       OF
                         ONDEO NALCO GLOBAL HOLDINGS LLC

     1. The name of the limited liability company is ONDEO NALCO GLOBAL HOLDINGS
LLC.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

          "1. The name of the limited liability company (the "LLC") is Nalco
          Global Holdings LLC."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of Ondeo Nalco Global Holdings LLC this 2nd day of December, 2003.

                                                           /s/ Michael P. Murphy
                                       -----------------------------------------
                                                               Michael P. Murphy
                                                                         Manager